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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-4, related to the merger with United Waste Systems, Inc. of our report dated March 21, 1997, on our audits of the consolidated financial statements of USA Waste Services, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which is included in the USA Waste Services, Inc. Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                 Coopers & Lybrand L.L.P.

Houston, Texas
July 22, 1997